                   [QUEENS COUNTY BANCORP, INC. NEWS RELEASE]

38-25 MAIN ST., FLUSHING, N.Y. 11354 - 718 359-6400
FAX # 718 762-6000


Release Date: November 13, 1996               Contact:  Ilene A. Angarola
                                                        Vice President
                                                        Investor Relations
                                                        718: 359-6400, ext. 275



                 QUEENS COUNTY BANCORP SETS ANNUAL MEETING DATE

Flushing, New York, November 13, 1996 -- Queens County Bancorp (Nasdaq: QCSB) today announced that April 16, 1997 has been established as the date of its Annual Meeting of Shareholders. The meeting will commence at 10:00 a.m., eastern standard time, and will be held at the Sheraton LaGuardia East in Flushing, New York.

The date of record for voting at the Annual Meeting has been set as March 7, 1997; proxy materials will be mailed, together with the Company's annual report to shareholders, on or about March 17th.

Queens County Bancorp is the holding company for Queens County Savings Bank, the first savings bank chartered by the State of New York in the New York City Borough of Queens. FDIC-insured through the Bank Insurance Fund, the Bank gathers deposits from its customers in Queens and Nassau County and invests these funds in the origination of residential mortgage loans throughout metropolitan New York. At September 30, 1996, the Company had assets of $1.3 billion, deposits of $1.0 billion, and a book value of $26.95 per share.

                                     - 30 -